EXHIBIT 5.1

                             PORTER & HEDGES, L.L.P.
                                ATTORNEYS AT LAW
                                                                MAILING ADDRESS:
                            700 LOUISIANA, 35TH FLOOR
                            HOUSTON, TEXAS 77002-2764              P.O. BOX 4744
                                                          HOUSTON, TX 77210-4744
                            TELECOPIER (713) 228-1331
                            TELEPHONE (713) 226-0600

                                 October 3, 1996

Allstar Systems, Inc.
6401 Southwest Freeway
Houston, Texas 77074

Gentlemen:

           We have acted as counsel for Allstar Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of 2,035,000 shares of the Company's common stock, $.01 par value, and up to 305,250 shares of the Company's common stock which may be sold in the event of the underwriters for the offering elect to exercise their over-allotment option (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the proposed Underwriting Agreement, the form of which is set forth as Exhibit Number 1.1 to the Registration Statement No. 333-09789 on Form S-1 filed with the Securities and Exchange Commission, to be entered into between the Company, the Selling Shareholder, and Rauscher Pierce Resfnes, Inc. and Sutro & Co., Incorporated as representatives of the several underwriters named therein (the "Underwriting Agreement").

           In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, the Bylaws of the Company, the records of corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions expressed herein. We have also examined the Company's Registration Statement No. 333-09789 on Form S-1, as amended, covering the Shares (the "Registration Statement") filed with the Securities and Exchange Commission.

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           We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us, the conformity to original documents of all records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments we have examined.

           Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares proposed to be issued by the Company have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Underwriting Agreement, will be duly and validly issued, fully paid and nonassessable.

           The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of Delaware and the federal laws of the United States of America, to the extent applicable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                              Very truly yours,

                                          /s/ PORTER & HEDGES, L.L.P.
                                              Porter & Hedges, L.L.P.

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